AMENDED AND RESTATED
                               EMPLOYMENT CONTRACT


AMONG:

TIMET SAVOIE, S.A., a societe anonyme with offices at Avenue Paul-Girod, 73400 Ugine, France [hereinafter referred to as the "Company"], represented by Jean Marc Frisch, President and Directeur General of the Company, and

TITANIUM METALS CORPORATION, a Delaware (USA) corporation, with offices at 1999 Broadway, Suite 4300, Denver, Colorado, USA 80202 [hereafter referred to as "TIMET"], represented by Robert E. Musgraves, Executive Vice President of TIMET,

ON THE ONE HAND,

AND

MR. CHRISTIAN J. M. LEONHARD, of French Nationality, residing at 7, rue d'Alleray, 75015 Paris, [hereinafter referred to as "Mr. Leonhard"],

ON THE OTHER HAND,

PREAMBLE

A. Mr. Leonhard was originally employed by TIMET France, SARL, a wholly owned subsidiary of TIMET, on 26 September 1988.

B. As of 1 January 1997, TIMET France SARL was merged into the Company and the employees of TIMET France, SARL were transferred to the Company pursuant to
Article 122.12 of the French labor Code.. The Company is a 70%-owned subsidiary of TIMET.

C. Since 1997, Mr. Leonhard has served in various capacities in the Company and has been seconded by the Company to other positions within TIMET.

D. Since 1 February 2000, Mr. Leonhard has been seconded and assigned to TIMET at its office in Denver, Colorado, USA pursuant to the terms and conditions set forth below.

E. This Amended and Restated Employment Contract is intended to replace in its entirety, on a prospective basis from the date hereof, Mr. Leonhard's previous Employment Contract with TIMET France SARL dated 26 September 1988 and subsequent amendments.


1)   Appointment and Term of Mission:

     a)   Mr.    Leonhard   is   seconded   to   TIMET   as    Executive    Vice
          President--Operations as and from 1 February 2000.

     b) In his capacity of Executive Vice President--Operations, Mr. Leonhard will be subordinate to and report to Mr. J. Landis Martin, TIMET's Chairman, President and Chief Executive Officer

          (or any person who succeeds or replaces Mr. Martin in such position or to any other person designated by Mr. Martin). Notwithstanding his mission with TIMET, he shall continue to be considered an employee of the Company, which alone shall be entitled to modify or terminate this employment contract.

     c) Mr. Leonhard is appointed to the above-referenced position for an initial period of one year, as and from 1 February 2000, automatically renewable for additional one-year periods.

     d) Nothing contained in this amendment shall constitute a guarantee of employment for any period of time.

2)   Social Security and Unemployment.

     During his mission abroad, Mr. Leonhard's affiliation with the French Social Security authorities shall be maintained by the Company. Moreover, the Company will continue to contribute to employee and employers unemployment, retirement, pension plan, complementary retirement plans and other social benefits subscribed to by the Company for employees of a similar level and/or position.

3)   Compensation:

     a) Mr. Leonhard shall receive an annual gross salary of $250,000 payable in U.S. dollars through the TIMET (U.S.) payroll system upon transfer to the USA. This salary (fixed at 279,150 euros per year for conversion purposes) will be used as Mr. Leonhard's reference salary and as a base for Company contributions to the French benefit schemes.

     b) Mr. Leonhard will participate in TIMET's U.S. profit sharing program (as it exists from time-to-time) at the Executive level. Under this program currently, annual profit sharing payments are based upon corporate-wide return on equity and individual performance, and calculated as a percentage of base compensation

     c) Nothing herein shall affect TIMET's right to modify or discontinue such program at any time, or from time-to-time, or to move Mr. Leonhard to a different profit sharing program, provided that will be eligible to receive the same level of benefit under any such program as other employees of a similar level and/or position.

     d) Mr. Leonhard will be ineligible to participate in the TIMET retirement savings plan due to his participation in the French Retirement program through the Company.

4)   Relocation Costs:

     a) In the event that Mr. Leonhard returns to France at the end of his mission, either to continue employment with the Company or for the purposes of retirement, the Company shall pay the reasonable costs of transporting his personal goods and furnishings back to France, transportation for Mr. Leonhard and his spouse, and to pay a relocation stipend equal to one month's salary at the time of relocation.

     b) The Company agrees to pay all reasonable and customary legal and governmental fees related to Mr. Leonhard and his spouse's requests for Visas from the United States Government.

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

     c) It is understood and agreed that the foregoing relocation reimbursements and allowances shall not be considered as compensation under Article 3 above for purposes of calculating any bonus, pension or similar payments to which Mr. Leonhard is or may become entitled; provided, however, that to the extent any such payment is deemed to be taxable compensation to Mr. Leonhard, the Company will "gross-up" such payment for tax purposes based upon Mr. Leonhard's actual effective U.S. tax rate for the tax year in question.

     d) In the event that Mr. Leonhard returns to Europe at the end of his mission in the U.S to continue employment with the Company or TIMET, he shall be entitled to participate in any automobile scheme for European executives then in effect on the same basis as other European executives.

5)   Housing Benefits:

     a) During the entire term of his mission with TIMET, Mr. Leonhard will receive a monthly housing allowance of $2,300. The amount of the housing allowance shall not be considered as compensation under
          Article 3 above for purposes of calculating any bonus, pension or similar payments to which Mr. Leonhard is or may become entitled provided.

     b) So long as Mr. Leonhard rents or leases housing in the U.S. TIMET will pay the taxes on such amount at Mr. Leonhard's actual effective U.S. tax rate for the tax year in question. If at any time, Mr. Leonhard purchases a home in the U.S., the monthly housing allowance will become $2,300 without tax "gross up" (i.e., Mr. Leonhard will become responsible for the payment of taxes thereon).

6)   Medical Coverage and Benefits:

     TIMET agrees to provide medical, dental, and vision care coverage under TIMET's standard U.S. medical plan to Mr. Leonhard and his eligible dependents while they are in the United States, subject to normal employee co-payments and deductibles. TIMET retains the right to change the provisions of such health care coverage from time-to-time; provided that Mr. Leonhard shall at all times be eligible to receive healthcare benefits comparable to those for which employees of a similar level and/or position with TIMET are then eligible. The amount of the premiums for medical coverage shall not be considered as compensation under Article 3 above for purposes of calculating any bonus, pension or similar payments to which Mr. Leonhard is or may become entitled provided, however, that to the extent any such payment is deemed to be taxable compensation to Mr. Leonhard, the Company will "gross-up" such payment for tax purposes at Mr. Leonhard's actual effective U.S. tax rate for the tax year in question..

7)   Additional Benefits:

     Mr. Leonhard and his spouse are entitled to one home leave every 12 months. The Company will reimburse actual transportation expenses up to the cost of round-trip coach airfare between the United States and France by the most direct route and reasonable incidental surface transportation expenses to and from the airport or train station for both Mr. Leonhard and his spouse. The amount of the transportation expenses shall not be considered as compensation under Article 3 above for purposes of calculating any bonus, pension or similar payments to which Mr. Leonhard is or may become entitled provided, however, that to the extent any such payment is deemed to be taxable compensation to Mr. Leonhard, the Company will "gross-up" such payment for tax purposes at Mr. Leonhard's actual effective U.S. tax rate for the tax year in question.

8)   Taxation:

     Mr. Leonhard will be responsible for the filing and payment of income taxes as a U.S. Resident Alien. Mr. Leonhard is responsible for risk of loss or gain and the tax consequences related to the purchase or sale of personal property in the U.S. Mr. Leonhard is responsible for the correct and timely filing of all required tax returns and related statements. TIMET will provide an allowance not to exceed $2,000 ("grossed-up") per annum to assist with the preparation and filing of taxes. TIMET will not reimburse any costs associated with personal financial planning or other advice not directly related to tax preparation related to the international assignment.

9)   Engagement/Confidentiality:

     Mr. Leonhard shall devote all of his work time to the service of the Company or TIMET, and shall refrain from engaging in any other professional activity, whether or not competing. During the entire period of this contract and after its expiration, Mr. Leonhard agrees to consider as confidential and not to reveal any technical, financial or commercial information with respect to the Company and TIMET.

10)  Termination:

     This contract is of indefinite duration. Each of the parties may terminate this contract by giving six (6) months' prior notice except that in the event of his serious misconduct, Mr. Leonhard may be terminated by the Company without prior notice..

11)  Jurisdiction:

     Any disputes to which the foregoing terms may give rise shall be determined by the courts of the location of the Company's head office, which shall have sole jurisdiction. With respect to any questions which are not addressed by the present contract, the parties agree to comply with the terms of the applicable collective bargaining agreement (Convention Collective Nationale de la Metallurgie, Ingenieurs et Cadres).



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


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of 12 August 2001.



                                                /s/ Christian J.M. Leonhard
                                            ------------------------------------
                                                Christian J. M. Leonhard



                                            TIMET SAVOIE



                                            By: /s/ Jean Marc Frisch
                                                ________________________________
                                                 Jean Marc Frisch
                                                 President & Directeur General




                                            TITANIUM METALS CORPORATION



                                            By: /s/ J. Landis Martin
                                                ________________________________

                                            Name: J. Landis Martin
                                                  ______________________________

                                            Title: Chairman and CEO
                                                  ______________________________




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